EXHIBIT 2.2


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


     This Assignment and Assumption  Agreement (this "Agreement") is made as of the 15th day of August, 2001 between Argonaut Midwest Insurance Company, an Illinois corporation ("Argonaut Midwest"), and Argonaut Insurance Company, a California corporation ("Argonaut Insurance") and, for purposes of acknowledgment and consent only, Front Royal, Inc., a North Carolina corporation ("Front Royal"), and Argonaut Acquisition Corp., a Delaware corporation ("Merger Subsidiary").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Argonaut Midwest and Argonaut Insurance are parties to an Agreement and Plan of Merger, dated as of May 7, 2001, as amended (the "Merger Agreement"), with Front Royal and Merger Subsidiary pursuant to which Merger Subsidiary shall merge with and into Front Royal and the separate corporate existence of Merger Subsidiary will cease and Front Royal shall continue as the surviving corporation and a wholly-owned subsidiary of Argonaut Insurance;

     WHEREAS, Section 9.12 of the Merger Agreement provides that neither the Merger Agreement nor any of the rights, interests or obligations thereunder may be assigned without the written consent of the other parties thereto; and

     WHEREAS, Argonaut Insurance is the owner of 100% of the issued and outstanding capital stock of Merger Subsidiary and of Argonaut Midwest and Argonaut Midwest desires to assign to Argonaut Insurance all of Argonaut Midwest's rights, interests and obligations under the Merger Agreement.

     NOW THEREFORE, in accordance with Section 9.12 of the Merger Agreement, and in consideration of the foregoing and the mutual promises herein contained, the parties hereto agree as follows:

     1.  Assignment.  Argonaut Midwest hereby assigns, conveys and transfers to
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Argonaut Insurance all of its rights and interests under the Merger Agreement, and Argonaut Insurance hereby acquires and takes assignment of the same.

     2.  Assumption.  In consideration  for said assignment,  conveyance and
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transfer,  Argonaut  Insurance  hereby  assumes  and  undertakes to perform and discharge in accordance with and subject to their respective terms all of the duties and obligations of Argonaut Midwest under the Merger Agreement.

     3.  No Release. Notwithstanding the assignment and assumption hereunder,
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Argonaut Midwest and Argonaut Insurance hereby acknowledge and agree that
Argonaut Midwest is not released from any of its obligations under the Merger Agreement and that such parties remain jointly and severally liable thereunder pursuant to Section 9.11 of the Merger Agreement, which liability shall not be released without the written consent of Front Royal.

     4.  Applicable Law.  This Agreement shall be shall be governed by, and
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construed and enforced in accordance with, the internal laws of the State of
Illinois, without giving effect to the principles of conflicts of law thereof.

     5.  Binding Effect.  The provisions of this Agreement shall be binding upon
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and inure to the benefit of the parties and their respective successors and permitted assigns.

     6.  Counterparts.  This Agreement may be executed in counterparts, each
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of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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     7.  Further Assurances. At any time and from time to time after the
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date hereof,  Argonaut  Midwest and Argonaut  Insurance  agree to execute and deliver such other documents and instruments of transfer, assignment or assumption and do all such further acts and things as may reasonably be required to carry out the intent of the parties hereunder.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date and time above written.

                                     ARGONAUT MIDWEST INSURANCE COMPANY



                                     By:
                                        ----------------------------------------
                                     Name:  Mark W. Haushill
                                     Title: Vice President


                                     ARGONAUT INSURANCE COMPANY



                                     By:
                                        ----------------------------------------
                                     Name:  Mark W. Haushill
                                     Title: Senior Vice President


                                     ARGONAUT ACQUISITION CORP.



                                     By:
                                        ----------------------------------------
                                     Name:  Mark W. Haushill
                                     Title: Vice President


Acknowledged and Consented to by:

FRONT ROYAL, INC.


By:
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Name:
Title:


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